UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 18, 2007 (October 17, 2007)
CLARCOR INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

840 Crescent Centre Drive, Suite 600, Franklin, TN	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 615-771-3100

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 17, 2007, CLARCOR Inc., a Delaware corporation (“CLARCOR”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PECO Acquisition Company, a Delaware corporation and wholly-owned subsidiary of CLARCOR (“Merger Sub”), Perry Equipment Corporation, a Texas corporation (“PECO”), and PECO Management LLC, as the Shareholder Representative.
     Under the terms of the Merger Agreement, PECO will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of CLARCOR. The merger consideration payable to the shareholders of PECO at closing will equal $161,050,000 (subject to certain adjustments described below), consisting of (i) 2,343,750 shares of CLARCOR common stock, par value $1.00 per share (the “CLARCOR Common Stock”) and (ii) cash in the amount of $86,050,000. The number of shares of CLARCOR Common Stock issuable at closing is subject to a $.75 per-share “collar” and will be reduced to the extent that the average closing price of such stock for the ten consecutive trading days ending with the fifth complete trading day ending immediately prior to the closing date (the “Average Closing Price”) is greater than $32.75, and will be increased to the extent that the Average Closing Price is less than $31.25. The amount of the merger consideration is also subject to a post-closing adjustment based on the adjusted working capital of PECO as of the closing. The CLARCOR Common Stock issuable at closing will be issued in a private placement exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws.
     The Merger Agreement contains various representations and warranties and covenants by the parties to such agreement and related indemnification obligations. The transaction is subject to various closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     The foregoing summary of the proposed transactions and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 above is incorporated herein by reference. At the closing of the merger, CLARCOR will issue unregistered shares of CLARCOR Common Stock to the shareholders of PECO in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933 for transactions not involving a public offering.
Item 8.01 Other Events.
     On October 17, 2007, CLARCOR issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
2.1	Agreement and Plan of Merger, dated as of October 17, 2007, by and among CLARCOR, PECO Acquisition Company, Perry Equipment Corporation, and PECO Management LLC, as the Shareholder Representative*

99.1	Press Release dated October 17, 2007

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.
By:	/s/ Richard M. Wolfson
Richard M. Wolfson
Vice President, General Counsel and Secretary

Date: October 18, 2007

EXHIBIT INDEX

No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 17, 2007, by and among CLARCOR, PECO Acquisition Company, Perry Equipment Corporation, and PECO Management LLC, as the Shareholder Representative

99.1	Press Release dated October 17, 2007